                                                                EXHIBIT 99(h)(1)



--------------------------------------------------------------------------------






                 MUNIHOLDINGS CALIFORNIA INSURED FUND IV, INC.
                            (a Maryland corporation)




                             Shares of Common Stock





                               PURCHASE AGREEMENT





Dated:  ________ __, 1999
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----
SECTION 1. Representations and Warranties...............................    2

     (a)    Representations and Warranties by the Fund and the Adviser..    2
     (b)    Additional Representations of the Adviser...................    7
     (c)    Officer's Certificates......................................    7

SECTION 2. Sale and Delivery to the Underwriter; Closing................    7

     (a)    Initial Shares..............................................    7
     (b)    Option Shares...............................................    8
     (c)    Payment.....................................................    8
     (d)    Denominations; Registration.................................    8

SECTION 3. Covenants of the Fund........................................    9

     (a)    Compliance with Securities Regulations and Commission
            Requests....................................................    9
     (b)    Filing of Amendments........................................    9
     (c)    Delivery of Registration Statements.........................    9
     (d)    Delivery of Prospectus......................................   10
     (e)    Continued Compliance with Securities Laws...................   10
     (f)    Blue Sky Qualifications.....................................   10
     (g)    Rule 158....................................................   10
     (h)    Use of Proceeds.............................................   11
     (i)    Subchapter M................................................   11
     (j)    Listing.....................................................   11
     (k)    Restrictions on Sale of Shares..............................   11

SECTION 4. Payment of Expenses..........................................   11

     (a)    Expenses....................................................   11
     (b)    Termination of Agreement....................................   12

SECTION 5. Conditions of Underwriter's Obligations......................   12

     (a)    Effectiveness of Registration Statement.....................   12
     (b)    Opinion of Counsel for the Fund and the Underwriter.........   12
     (c)    Opinion of General Counsel of the Adviser...................   12
     (d)    Officers' Certificates......................................   12
     (e)    Accountant's Comfort Letter.................................   13
     (f)    Bring-down Comfort Letter...................................   13
     (g)    Approval of Listing.........................................   13
     (h)    No Objection................................................   13
     (i)    Conditions to Purchase Option Shares........................   13
     (j)    Additional Documents........................................   14
     (k)    Termination of Agreement....................................   14

                                      (i)

SECTION 6. Indemnification..............................................   14

     (a)    Indemnification of the Underwriter..........................   14
     (b)    Indemnification of Fund, Adviser, Directors,
            General Partner and Officers................................   15
     (c)    Actions against Parties, Notification.......................   15
     (d)    Settlement without Consent if Failure to Reimburse..........   16

SECTION 7. Contribution.................................................   16

SECTION 8. Representations, Warranties and Agreements to
           Survive Delivery.............................................   17

SECTION 9. Termination of Agreement.....................................   17

     (a)    Termination; General........................................   17
     (b)    Liabilities.................................................   18

SECTION 10. Notices.....................................................   18

SECTION 11. Parties.....................................................   19

SECTION 12. Governing Law and Time......................................   19

SECTION 13. Effect of Headings..........................................   19

SCHEDULE A..............................................................   21

EXHIBITS

Exhibit A - Form of Opinion of Fund's Counsel
Exhibit B   Form of Opinion of General Counsel of the
Exhibit C - Form of Accountant's Comfort Letter

                                      (ii)

                 MUNIHOLDINGS CALIFORNIA INSURED FUND IV, INC.
                            (a Maryland corporation)
                        ________ Shares of Common Stock
                           (Par Value $.10 Per Share)

                               PURCHASE AGREEMENT

                                                               December __, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York  10281-1201

Ladies and Gentlemen:

     MuniHoldings California Insured Fund IV, Inc., a Maryland corporation (the "Fund"), and Fund Asset Management, L.P., a Delaware limited partnership (the "Adviser"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), with respect to the issue and sale by the Fund and the purchase by the Underwriter of __________ shares of common stock, par value $.10 per share, of the Fund (the "Common Stock"), and, with respect to the grant by the Fund to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of additional shares of Common Stock to cover over-allotments, if any. The
aforesaid        shares of Common Stock (the "Initial Shares") to be purchased
by the Underwriter and all or any part of the        shares of Common Stock
subject to the option described in Section 2(b) hereof (the "Option Shares"), are hereinafter called, collectively, the "Shares."

     The Fund understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

     The Fund has filed with the Securities and Exchange Commission (the "Commission") a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and a registration statement on Form N-2 (No. 333-68009), including the related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act, and the rules and regulations of the Commission under the 1933 Act and the Investment Company Act (together, the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. Promptly after execution and delivery of this Agreement, the Fund will either
(i) prepare and file a prospectus in accordance with the provisions of paragraph
(c) of Rule 497 ("Rule 497(c)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") or a certificate in accordance with the provisions of paragraph (j) of Rule 497 ("Rule 497(j)") of the 1933 Act Regulations, (ii) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the 1933 Act Regulations and paragraph
(h) of Rule 497 ("Rule 497(h)") of the 1933 Act Regulations, or (iii) if the Fund has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497(h). The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Shares is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated _____________, 1999, together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.   Representations and Warranties.
                  ------------------------------

     (a) Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser each severally represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof and as of the Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

          (i)  Compliance with Registration Requirements.  The Fund meets the
               -----------------------------------------
     requirements for use of Form N-2 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Fund, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. If required, the Fund has received any orders exempting the Fund from any provisions of the Investment Company Act.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery) the Registration Statement, the Rule 462(b) Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the Investment Company Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus, nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery) included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by the Underwriter expressly for use in the Registration Statement or in the Prospectus. If Rule 434 is used, the Fund will comply with the requirements of Rule 434.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497(c) or Rule 497(h) under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)    Independent Accountants.  The accountants who certified the
                  -----------------------
     financial statements and supporting schedules, if any, included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

          (iii)   Financial Statements.  The financial statements, included in
                  --------------------
     the Registration Statement and Prospectus, together with the related schedules and notes, present fairly the financial position of the Fund at the date indicated and said statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.

          (iv)    No Material Adverse Change in Business.  Since the
                  --------------------------------------
     respective dates as of which information is given in the Registration Statement and in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

          (v)     Good Standing of the Fund. The Fund has been duly organized
                  -------------------------
     and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi)    Subsidiaries. The Fund has no subsidiaries.
                  ------------

          (vii)   Capitalization.  The authorized, issued and outstanding
                  --------------
     capital stock of the Fund is as set forth in the Prospectus under the caption "Description of Capital Stock."

          (viii)  Investment Company Act.  The Fund is registered with the
                  ----------------------
     Commission under the Investment Company Act as a closed-end, non-diversified, management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

          (ix)    Authorization of Agreement.  This Agreement been duly
                  --------------------------
     authorized, executed and delivered by the Fund.

          (x)     Authorization and Description of Shares.  The Shares to be
                  ---------------------------------------
     purchased by the Underwriter from the Fund have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement, and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in this Agreement will be validly issued, fully paid and non-assessable; the Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the

     Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

          (xi)    Absence of Defaults and Conflicts.  The Fund is not in
                  ---------------------------------
     violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Fund is a party or by which it or its properties may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Custody Agreement referred to in the Registration Statement (as used herein, the "Advisory Agreement" and the "Custody Agreement," respectively) and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or the by-laws of the Fund, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

        (xii)  Absence of Proceedings.  There is no action, suit, proceeding,
               ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened against or affecting, the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiii)  Subchapter M Compliance.  The Fund intends to, and will,
                  ------------------------
     direct the investment of proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), and intends to qualify as a regulated investment company under Subchapter M of the Code.

          (xiv)  Accuracy of Exhibits.  There are no contracts or documents
                 --------------------
     which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv)   Possession of Intellectual Property.  The Fund owns or
                 -----------------------------------
     possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by it, and the Fund has not received any notice or is otherwise aware of any infringement or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xvi)   Absence of Further Requirements.  No filing with, or
                  -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1940 Act or the Rules and Regulations and foreign or state securities or blue sky laws.

          (xvii)  Possession of Licenses and Permits.  The Fund possesses such
                  ----------------------------------
     permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (b) Additional Representations of the Adviser. The Adviser represents and warrants to the Underwriter as of the date hereof and as of the Representation Date as follows:

          (i)     Organization and Authority of Adviser.  The Adviser has been
                  -------------------------------------
     duly organized as a limited partnership under the laws of the State of Delaware, with power and authority to conduct its business as described in the Registration Statement and the Prospectus.

          (ii)    Investment Advisers Act.  The Adviser is duly registered as
                  -----------------------
     an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting under the Advisory Agreement for the Fund as contemplated by the Registration Statement and the Prospectus.

          (iii)   Authorization of Agreements.  This Agreement has been duly
                  ---------------------------
     authorized, executed and delivered by the Adviser; the Advisory Agreement has been duly authorized, executed and delivered by the Adviser and constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equitable principles; and neither the execution and delivery of this Agreement or the Advisory Agreement, nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under, any agreement or instrument to which the Adviser is a party or by which it is bound, or any law, order, rule or regulation applicable to it of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its respective properties or operations.

          (iv)    Financial Resources.  The Adviser has the financial
                  -------------------
     resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus.

          (v)     Rule 482 Compliance.  Any advertisement approved by the
                  -------------------
     Adviser for use in the public offering of the Shares pursuant to Rule 482 under the 1933 Act Regulations (an "Omitting Prospectus") complies with the requirements of such Rule 482.

     (c) Officer's Certificates. Any certificate signed by any officer of the Fund or any officer of the Adviser delivered to the Underwriter or to counsel for the Fund and the Underwriter shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Underwriter as to the matters covered thereby.

     SECTION 2.   Sale and Delivery to the Underwriter; Closing.
                  ---------------------------------------------

     (a) Initial Shares. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Fund agrees to sell to the

Underwriter and the Underwriter agrees to purchase from the Fund the Initial Shares at the price per share set forth in Schedule A.

     (b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriter to purchase up to an additional ______ shares of Common Stock at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriter to the Fund setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery for the Option Shares (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by the Underwriter and the Fund, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day following the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Fund (such time and date of payment and delivery herein being referred to as "Closing Time").

     In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices of Brown & Wood LLP, or at such other place as shall be agreed upon by the Underwriter and the Fund, on each Date of Delivery as specified in the notice from the Underwriter to the Fund.

     Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Underwriter of certificates for the Shares to be purchased by it.

     (d) Denominations; Registration. Certificates for the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Shares and the Option Shares will be made available by the Fund for examination by the Underwriter not later than 10:00 A.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

     SECTION 3.   Covenants of the Fund.  The Fund covenants with the
                  ---------------------
Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) if any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (v) of the issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act or the initiation of any proceeding for that purpose. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of suspension or revocation described in subsection (v) hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment. The Fund will promptly effect the filings necessary pursuant to Rule 497(c), Rule 497(j) or Rule 497(h) and will take such steps as it deems necessary to ascertain promptly whether the certificate transmitted for filing under Rule 497(j) or the form of prospectus transmitted for filing under Rule 497(c) or Rule 497(h) was received for filing by the Commission and, in the event that it was not, it will promptly file such certificate or prospectus.

     (b) Filing of Amendments. The Fund will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment or filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Investment Company Act, the 1933 Act, or otherwise, and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel to the Underwriter and the Fund shall object.

     (c) Delivery of Registration Statements. The Fund has furnished or will deliver to the Underwriter and counsel to the Underwriter and the Fund, without charge, signed copies of the notification of registration on Form N-8A and Registration Statement as originally filed and of each amendment thereto, (including exhibits filed therewith, or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter a conformed copy, without charge, of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectus. The Fund has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof field with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Fund will comply with the 1933 Act, the Investment Company Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Underwriter and the Fund, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statements of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

     (f) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Fund will timely file such reports pursuant to the Investment Company Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

     (i) Subchapter M. The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

     (j) Listing. The Fund will use its best efforts to effect the listing of the Shares on the New York Stock Exchange so that trading on such Exchange will begin no later than two weeks from the date of the Prospectus.

     (k) Restrictions on Sale of Shares. During a period of 180 days from the date of the Prospectus, the Fund will not, without your prior written consent, directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock of such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) any shares or Common Stock issued pursuant to any dividend reinvestment plan.

     SECTION 4.   Payment of Expenses.
                  -------------------

     (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisors, (v) the qualification of the Shares under the securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriter and the Fund in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Shares and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter and the Fund in connection with the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares and (x) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange.

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Fund or the Adviser shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Fund and the Underwriter. In the event the transactions contemplated hereunder are not consummated, the Adviser agrees to pay all of the costs and expenses set forth in paragraph (a) of this Section 4 which the Fund would have paid if such transactions had been consummated.

     SECTION 5.   Conditions of Underwriter's Obligations.  The obligations of
                  ---------------------------------------
the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser contained in Section 1 hereof, or in the certificates of any officer of the Fund and the Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement including any Rule 462(b) Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter and the Fund. Either (i) a certificate has been filed with the Commission in accordance with Rule 497(j) or a prospectus has been filed with the Commission in accordance with Rule 497(c), or (ii) a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497(h) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497(h).

     (b) Opinion of Counsel for the Fund and the Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel to the Fund and the Underwriter, to the effect set forth in Exhibit A hereto.
                    ---------

     (c) Opinion of General Counsel of the Adviser. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Michael J. Hennewinkel, Esq., General Counsel to the Adviser, in form and substance satisfactory to counsel to the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel
---------

     (d) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Underwriter shall have received (A) a certificate of the President or a Vice President of the Fund, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,

(iii) the Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission and (B) a certificate of the President or a Vice President of the Adviser, dated as of Closing Time, to the effect that
(i) the representations and warranties in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (ii) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

     (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from ___________________ a letter, dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, to the effect set forth in Exhibit C hereto and
                                                         ---------
to such further effect as counsel to the Underwriter may reasonably request.

     (f) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from __________________ a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter, furnished pursuant to subsection (e) of this Section, except that the "specified date" referred to shall be a date not more than three business days prior to Closing Time.

     (g) Approval of Listing. At Closing Time, the Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (i) Conditions to Purchase Option Shares. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Fund and the Adviser contained herein and the statements in any certificates furnished by the Fund and the Adviser hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

          (i) Officers' Certificates.  Certificates, dated such Date of
              ----------------------
     Delivery, of the President or a Vice President of the Fund and of the President or a Vice President of the Adviser confirming that the respective certificates delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinions of Counsel.  The favorable opinions of Brown & Wood LLP,
               -------------------
     counsel to the Fund and the Underwriter, and of Michael J. Hennewinkel, Esq., General Counsel of the Adviser, each in form and substance satisfactory to the counsel for the Underwriter, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and 5(c) hereof, respectively.

          (iii)  Bring-down Comfort Letter.  A letter from        in form and
                 -------------------------
     substance satisfactory to the Underwriter and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriter pursuant to Section 5(e), except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel to the Fund and the Underwriter shall have been furnished with such documents and opinions as it may require for the purpose of enabling it to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel to the Fund and the Underwriter.

     (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Shares, may be terminated by the Underwriter by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.   Indemnification.
                  ---------------

     (a) Indemnification of the Underwriter.   (1) The Fund and the Adviser
jointly and severally agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Omitting Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the indemnifying party; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus, any Omitting Prospectus or the Prospectus (or any amendment or supplement thereto).

     (2) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriter or who controls the Underwriter within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director or officer of the Fund or controls the Fund within the meaning of Section 15 of the 1933 Act, such indemnity agreement is subject to the undertaking of the Fund in the Registration Statement under Item 29 thereof.

     (b) Indemnification of Fund, Adviser, Directors, General Partner and Officers. The Underwriter agrees to indemnify and hold harmless the Fund, the Adviser, the directors of the Fund, the general partner of the Adviser, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 430A Information and the Rule 434 Information, if applicable, or in any preliminary prospectus, any Omitting Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Omitting Prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties, Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse.   If at any time an
indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6 (a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.   Contribution.   If the indemnification provided for in
                  ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriter on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Fund and the Adviser on the one hand and the Underwriter on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Fund, and the total underwriting commission received by the Underwriter, in each case as set forth or otherwise indicated on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the sum of the aggregate initial public offering price of the Shares and the total underwriting commission received by the Underwriter as set forth or otherwise indicated on such cover.

     The relative fault of the Fund and the Adviser on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund and the Adviser or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Fund, the Adviser and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter, and each director of the Fund and the Adviser, respectively, each officer of the Fund who signed the Registration Statement and each person, if any, who controls the Fund and the Adviser within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Fund and the Adviser.

     SECTION 8.   Representations, Warranties and Agreements to Survive
                  ------------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Fund or of the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Fund or the Adviser and shall survive delivery of the Shares to the Underwriter.

     SECTION 9.   Termination of Agreement.
                  ------------------------

     (a)  Termination; General.   The Underwriter may terminate this Agreement
by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b)  Liabilities.   If this Agreement is terminated pursuant to this
Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10.   Notices.   All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated at North Tower, World Financial Center, New York, New York 10281-1201, Attention:
Richard Bruce, Vice President; notices to the Fund or to the Adviser shall be directed to each of them at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Attention: Arthur Zeikel, President.

     SECTION 11.   Parties.  This Agreement shall inure to the benefit of and be
                   -------
binding upon the Underwriter, the Fund, the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Fund, the Adviser and their respective successors and the controlling persons and officers, directors and general partner referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Fund and the Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

     SECTION 12.   GOVERNING LAW AND TIME.   THIS AGREEMENT SHALL BE GOVERNED
                   ----------------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 13.   Effect of Headings.  The Article and Section headings
                   ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Fund and the Adviser in accordance with its terms.

                              Very truly yours,

                              MUNIHOLDINGS  CALIFORNIA INSURED FUND IV, INC.

                              By:
                                  ----------------------------------
                                  Authorized Officer

                              FUND ASSET MANAGEMENT, L.P.

                              By:
                                  ----------------------------------
                                  Authorized Officer

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
     ----------------------------------
     Authorized Signatory

                                   SCHEDULE A
                                   ----------

                 MUNIHOLDINGS CALIFORNIA INSURED FUND IV, INC.

                            (a Maryland corporation)

                      _____________ Shares of Common Stock

                           (Par Value $.10 Per Share)

     1. The initial public offering price per share for the Shares, determined as provided in Section 2 hereof, and the purchase price per share for the Shares to be paid by the Underwriter, shall be $15.00.

     2.  The Adviser will pay, or arrange for an affiliate to pay, a commission
to the Underwriter in the amount of $           per share for the Shares
purchased by the Underwriter.

                                                                       Exhibit A

                       FORM OF OPINION OF FUND'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     (i) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

     (ii) The Fund has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

     (iii) The Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

     (iv) The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus under the caption "Description of Capital Stock."

     (v) The Shares to be purchased by the Underwriter from the Fund have been duly authorized for issuance and sale to the Underwriter pursuant to the Purchase Agreement and, when issued and delivered by the Fund pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder.

     (vi) The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

     (vii) To the best of our knowledge, the Fund does not have any subsidiaries.

     (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Fund and complies with all applicable provisions of the Investment Company Act.

     (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the certificate pursuant to Rule 497(j) or the Prospectus pursuant to Rule 497(c) or Rule 497(h), as the case may be, has been made in the manner and within the time period required by Rule 497(j), Rule 497(c) or Rule 497(h), as the case may be; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act, the Investment Company Act and the Rules and Regulations.

     (xi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Fund and the requirements of the New York Stock Exchange.

     (xii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Fund is a party, or to which the property of the Fund is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Fund of its obligations thereunder, other than those disclosed in the Prospectus.

     (xiii) The information in the Prospectus under "Description of Capital Stock," "Taxes" and in the Registration Statement under Item 29, to the extent that it constitutes matters of law, summaries of legal matters, the Fund's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xiv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (xv) All descriptions in the Prospectus of contracts and other documents to which the Fund is a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xvi) To the best of our knowledge, the Fund is not in violation of its charter or by-laws and no default by the Fund exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the Investment Company Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement, the Advisory Agreement and the Custody Agreement or for the offering, issuance, sale or delivery of the Shares.

     (xviii) The Advisory Agreement and the Custody Agreement have each been duly authorized and approved by the Fund and comply as to form in all material respects with all applicable provisions of the Investment Company Act, and each has been duly executed by the Fund.

     (xix) The Fund is registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company, and all required action has been taken by the Fund under the 1933 Act, the Investment Company Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares pursuant to the Purchase Agreement; the provisions of the charter and the by-laws of the Fund comply as to form in all material respects with the requirements of the Investment Company Act; and, to the best of their knowledge and information, no order of suspension or revocation of such registration under the Investment Company Act, pursuant to
Section 8(e) of the Investment Company Act, has been issued or proceedings therefor initiated or threatened by the Commission.

     (xx) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Shares, and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Fund is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Fund, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its properties, assets or operations.

     Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates and written statements of responsible officers of and accountants for the Fund and the Adviser and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B

                   FORM OF OPINION OF GENERAL COUNSEL TO THE
                       INVESTMENT ADVISER TO BE DELIVERED
                            PURSUANT TO SECTION 5(c)

     (i) The Adviser has been duly organized as a limited partnership under the laws of the State of Delaware, with power and authority to conduct its business as described in the Registration Statement and in the Prospectus.

     (ii) The Adviser is duly registered as an investment adviser under the Investment Advisers Act and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

     (iii) This Agreement and the Advisory Agreement have been duly authorized, executed and delivered by the Adviser, and the Advisory Agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and, to the best of his knowledge and information, neither the execution and delivery of this Agreement or the Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under, any agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, order, rule or regulation applicable to the Adviser of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations.

     (iv) To the best of his knowledge and information, the description of the Adviser in the Registration Statement and in the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                                                       Exhibit C

                              FORM OF ACCOUNTANTS'
                    COMFORT LETTER PURSUANT TO SECTION 5(e)

     1. We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

     2. In our opinion the financial statements audited by us and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the Investment Company Act and the Rules and Regulations.

     Such accountants shall also state that they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Fund, a reading of the minute books of the Fund, made inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that at the date of the latest available financial statements read by such accountants, or at a subsequent specified date not more than three days prior to the date of the Purchase Agreement, there was any change in the capital stock or net assets of the Fund as compared with amounts shown on the financial statements included in the Registration Statement and the Prospectus.


                                      C-1